Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 170 to the Registration Statement (Form N-1A, No. 002-36238) of our report dated July 21, 2016 on the financial statements and financial highlights of Deutsche CROCI Sector Opportunities Fund (one of the funds of Deutsche Securities Trust), included in the Fund’s Annual Report for the fiscal year ended May 31, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 10, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche SecuritiesTrust on Form N-1A (“Registration Statement”) of our report dated January 25, 2017 relating to the financial statements and financial highlights which appears in the November 30, 2016 Annual Report to Shareholders of Deutsche MLP & Energy Infrastructure Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 10, 2017